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                                                                   EXHIBIT 10.15

                                 FIRST AMENDMENT
                         TO CORPORATE ALLIANCE AGREEMENT

     THIS FIRST AMENDMENT TO CORPORATE ALLIANCE AGREEMENT (this "First Amendment") is entered into as of July 19, 2002, by and between QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (the "Company") and GENERAL MOTORS CORPORATION, a Delaware corporation ("GM").

                                    RECITALS

     A. The parties to this First Amendment entered into several agreements each dated June 12, 2001, one of which was a Corporate Alliance Agreement (the "CAA"). Together, the June 12, 2001 documents are referred to as the Transactional Agreements.

     B. The effectiveness of each Transactional Agreement is contingent upon, among other things, the Spin-Off of the Company by its current owner IMPCO Technologies, Inc., a Delaware company ("IMPCO").

     C. IMPCO and the Company have requested certain changes in the CAA in order to facilitate the Spin-Off and to take into account various changed circumstances that have occurred since the Transactional Agreements were signed, and GM has agreed to certain of those changes, as more full set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this First Amendment and in the Transactional Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the CAA shall be amended and supplemented as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1  Defined Terms

          (a) Capitalized terms not specifically defined herein are defined in the CAA.

          (b) The Company's proper name is Quantum Fuel Systems Technologies Worldwide, Inc. instead of Quantum Technologies Worldwide, Inc.

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                                   ARTICLE II
                                COMPANY COVENANTS

     2.1  Appointment of GM Nominee

          GM has not yet designated a Board nominee and an "ex-officio" participant at Company Board Meetings, as it is entitled to do under Section 2.2(a)-2 of the CAA. If either of these persons is not designated prior to completion of the Spin-Off, the Company agrees that it will appoint or nominate as a part of the Company's proposed slate of directors, as may be appropriate, the nominee when designated, and in any event will allow either or both the nominee and the designated "ex-officio" attendee to attend all board meetings occurring after the person's designation and until the effectiveness of his or her appointment or election as a director.

     2.2  Commitment of Funds by Quantum

          Under sections 2.1(c) and 2.2(a)-5 of the CAA, the Company is obligated to budget and expend a minimum annual amount to perform research directed by GM, as calculated in a manner consistent with the Company's customary budgeting procedures, unless otherwise mutually agreed by the parties in writing. The parties hereby agree that the obligations of the Company under these sections are waived through December 31, 2002.


                                   ARTICLE III
                                  MISCELLANEOUS

     3.1  Amendment

          This First Amendment amends and supplements the CAA. To the extent that any provisions of this First Amendment are inconsistent with the provisions of the CAA, the provisions of this First Amendment shall prevail. In all other respects the terms and conditions of the CAA shall remain in full force and effect unmodified.

     3.2  Governing Law

          This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed entirely within such state.

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     3.3  Notices

          From and after the date of this First Amendment, notices to the Company under the CAA and other Transactional Agreements shall be directed to the Company at 17872 Cartwright Road, Irvine, CA 92614 to the attention of Alan
P. Niedzwiecki, President and Chief Operating Officer.

     IN WITNESS WHEREOF, the parties have executed this First Amendment the date first set forth above.

                                    COMPANY

                                    QUANTUM FUEL SYSTEMS
                                    TECHNOLOGIES WORLDWIDE, INC.,
                                    a Delaware corporation

                                    By:    /s/ Alan P. Niedzwiecki
                                       -----------------------------------------
                                         Name:  Alan P. Niedzwiecki
                                         Title: President and Chief Operating
                                                 Officer


                                    GENERAL MOTORS CORPORATION,
                                    a Delaware corporation

                                    By:    /s/ Anne T. Larin
                                       -----------------------------------------
                                         Name:  Anne T. Larin
                                         Title: Assistant Secretary

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